                                                            Hollywood Park, Inc.
                                                            Exhibit 10.46

                             CONSULTING AGREEMENT


                                 By and Between


                        YAKAMA TRIBAL GAMING CORPORATION


                                      and


                           HP YAKAMA CONSULTING, INC.



                           Dated:  September 11, 1997

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("Agreement") is entered into this 11th day of September 1997 by and between Yakama Tribal Gaming Corporation (the "Tribal Corporation"), a tribal corporation established under the laws of The Confederated Tribes and Band of the Yakama Indian Nation (the "Nation"), a federally recognized Indian tribe located in the State of Washington and having a mailing address of P.O. Box 151, Toppenish, Washington 98948, and HP Yakama Consulting, a Delaware corporation, having a mailing address of c/o Hollywood Park, Inc. 1050 South Prairie Avenue, Inglewood, CA 90301 ("Consultant").

                                    RECITALS

     A. The Tribal Corporation desires to engage Consultant to provide the Consulting Services (as herein defined), and Consultant agrees to such engagement, all upon the terms and conditions herein contained.

     B. Simultaneously with the execution of this Agreement, the Tribal Corporation and Consultant have entered into that certain Construction and Development Agreement of even date herewith (the "Construction and Development Agreement").

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged by the parties, the parties hereby agree, as of the date first stated above, as follows:

     1.   Use of Defined Terms.  Unless otherwise defined herein, the
          --------------------
capitalized words and terms used in this Agreement shall have the same meanings set forth in Exhibit A hereto, "Master Definitions List."
             ---------

     2.   Retention of Consultant.  Subject to the terms and conditions herein
          -----------------------
contained, the Tribal Corporation hereby retains and appoints Consultant as an independent contractor, to perform the consulting services described herein during the Term (as defined below) of this Agreement and Consultant hereby accepts such appointment. Consultant shall consult with the Tribal Corporation as reasonably necessary to assist the Tribal Corporation to operate the Facility and the Enterprise including identifying potential management and other key employees; training personnel; preparing accounting, internal control, security, surveillance, personnel and other written operating policies and procedures; recommending the kinds of games to be played and rules in connection therewith to the extent not established in the Gaming Control Ordinance; and providing such other consulting advice as reasonably requested by Tribal Corporation during the Term hereof to assist it in operating the Enterprise in accordance with industry standards for similar operations (collectively the "Consulting Services"). Without limiting the generality of the foregoing, the Consulting Services shall include but not be limited to those specific services and deliverables, on the schedules indicated, set forth on Exhibit B hereto. In
                                                       ---------
rendering its services hereunder, Consultant shall make regular reports on a monthly basis to and take direction from the person or persons designated by the Tribal Corporation, which shall be the Tribal Gaming Commission or such person(s) as it shall designate, until further notice.

     3.   Consulting Services.
          -------------------

          3.1  Time for Rendering Consulting Services.  Consultant agrees to
               --------------------------------------
provide the Consulting Services under this Agreement on an ongoing basis commencing upon the Effective Date and continuing throughout the Term (as hereinafter defined) of this Agreement.

          3.2  Limit of Consultant's Authority.  This Agreement does not, and is
               -------------------------------
not intended to, provide for the management or control of any part of the Enterprise, and shall not be so construed. Consultant shall have no authority to interfere with the operations, or duties of any employee, of the Tribal Corporation or of the Enterprise.

          3.3  Consulting Personnel.  Consultant agrees to assign such personnel
               --------------------
to perform the Consulting Services and other obligations Consultant has assumed hereunder as Consultant deems reasonably necessary to assist Tribal Corporation in the orderly and efficient operation of the Enterprise and to fulfill Consultant's obligations hereunder. Consultant shall be solely responsible for all salaries, wages, taxes, withholding, fringe benefits, and liabilities in connection with such personnel and agrees to hold Tribal Corporation harmless, indemnify and defend it from any and all claims, damages or expenses in any way arising out of the payment or nonpayment to such personnel or any of them.

          3.4  Additional Consultants.
               ----------------------

          3.4.1  Tribal Corporation's Consultants.  During the Term (as herein
                 --------------------------------
defined) of this Agreement, neither the Tribal Corporation or the Enterprise shall engage any additional consultants or independent contractors to provide services to the Enterprise similar in nature to the Consulting Services.
Subject to the foregoing, the Tribal Corporation or the Enterprise may engage any additional consultants or independent contractors as they deem necessary and appropriate, provided, however, that such additional consultants or contractors
             --------  -------
shall not be deemed employees of or consultants to Consultant and, without the prior written consent of Consultant, Consultant shall have no obligation to supervise or review the work product of such additional consultants or contractors. Consultant shall have no responsibility or liability to the Tribal Corporation or the Enterprise arising out of, resulting from, or in any way connected with services or work product provided by such contractors or consultants and the Tribal Corporation expressly warrants and represents that it shall make reasonable efforts to ensure that such Consultants do not interfere with Consultant's performance hereunder. The Tribal Corporation agrees to hold Consultant harmless, indemnify and defend it from any and all claims, damages or expenses in any way arising out of any act or omission of, or in any way connected to the presence of, rendition of services by, or payment to, such additional consultants or contractors.

          3.4.2  Additional Consultants hired by Consultant.  Notwithstanding
                 ------------------------------------------
any term or provision of this Agreement, Consultant retains the right to hire such additional consultants as Consultant, in its sole discretion, believes are necessary to or desirable for the performance of the Consultant Services. Any additional consultants engaged or retained by Consultant shall be the sole responsibility of Consultant, shall be supervised exclusively by Consultant and shall be paid by Consultant; provided, however, that if the Tribal Corporation
                             --------  -------
provides its prior written approval of Consultant's engagement of such additional consultants and the terms thereof, and the Tribal

Corporation agrees to be responsible therefor, then the Tribal Corporation shall reimburse Consultant on a monthly basis for the fees and expenses, as approved by the Tribal Corporation, which Consultant pays such additional consultants. The generality of the foregoing notwithstanding, nothing contained in this Agreement or the Construction and Development Agreement is intended or shall be construed as creating any direct relationship between the Tribal Corporation or the Enterprise and any additional consultants which Consultant engages. Employees and additional consultants hired by Consultant shall be required to submit to the background investigation and licensing requirements as required under Applicable Law. The Tribal Corporation shall have the right to restrict the access of any individual serving as Consultant's employees, agents, representatives or consultants to the Enterprise until such person has been granted the licenses or approvals required under any Applicable law.

          3.5  Suspension of Consulting Services.  It is expressly understood
               ---------------------------------
and agreed that in the event that Consultant shall declare the Tribal Corporation to be in material breach of this Agreement or the other Transaction Documents or Loan Documents, Consultant may, upon written notice to the Tribal Corporation, suspend its performance of any or all Consulting Services until such material breach has been cured or forgiven by Consultant, provided,
                                                               --------
however, that nothing contained herein or in the Loan Documents and other
-------
Transaction Documents shall obligate Consultant to forgive a material breach of this Agreement. In no event shall such suspension of Consulting Services if determined to be justified in accordance with the dispute resolution provisions of Section 9, be considered or constitute a breach of this Agreement or in any way excuse the Tribal Corporation from the performance of its obligations under this Agreement or the Construction and Development Agreement, and Consultant shall not be liable to the Tribal Corporation, the Tribal Gaming Commission or the Enterprise for any damages which may be incurred or alleged as a result of such suspension in Consulting Services. The period during which Consultant has suspended the performance of its Consulting Services shall not be deemed to have been part of the term of this Agreement and the date of expiration of the term of this Agreement shall be extended by the number of days of such suspension period; provided, however that any such extension shall not exceed the length of time in which the Tribal Corporation may cure the breach upon which such suspension is based.

     4.   Compensation.
          ------------

          4.1  Annual Consulting Fee.  In consideration of Consultant's
               ---------------------
performance of the Consulting Services, the Tribal Corporation shall pay Consultant an annual fee of One Dollar ($1.00), plus reasonable expenses in accordance with section 4.2 below ("Consulting Fees").

          4.2  Reimbursement of Expenses.  The Tribal Corporation shall
               -------------------------
reimburse Consultant for all reasonable expenses which Consultant incurs in connection with the performance of its obligations hereunder, provided that such expenses have been approved in writing in advance by the Tribal Corporation and do not exceed $2,000 per month. For purposes of this Agreement, "reasonable expenses" shall include all expenses regarded under GAAP as being necessary to the development or operation of the Enterprise, but shall not include clerical expenses, rent or other overhead expenses of Consultant. Consultant agrees to provide to the Tribal Corporation such documentation as may be required in accordance with Tribal Corporation's standard governmental policies on expense reimbursements to support any such request. Reimbursements shall be paid in the ordinary course within thirty (30) days after submission of required documentation, provided that expenses incurred prior to the Commencement Date shall be paid only as part of the Loan disbursements and only to the extent approved by the Representatives and included in the Development Budget.

     5.   Limited Waiver of Sovereign Immunity.
          ------------------------------------

          5.1  Retention of Sovereign Immunity.  By this Agreement, the Nation
               -------------------------------
and the Tribal Corporation do not waive, limit or modify their respective sovereign immunity from unconsented suit or proceedings in arbitration, except as provided in this Section.

          5.2  Scope of Waiver.  Subject to the provisions of this Section 5,
               ---------------
the Nation and the Tribal Corporation hereby expressly grant to the Consultant and the other Persons within the scope of Section 5.5, a limited waiver of their respective sovereign immunity from unconsented suit and proceedings in arbitration, their respective right to require exhaustion of Tribal remedies, its right to seek Tribal remedies and their respective right to be sued in the Courts of the Nation, as such Courts are or may be established, and consents to suit in accordance with this Section.

          5.3  Procedural Requirements.  The Nation and the Tribal Corporation
               -----------------------
grant a limited waiver of their respective sovereign immunity as to suit involving a claim if, and only if, each and every one of the following conditions is met:

               5.3.1 The claim is made by a party designated under Section 5.5, and not by any other Person;

               5.3.2 The claim alleges a breach by the Nation or the Tribal Corporation of one or more of the specific obligations or duties expressly assumed by the Nation or the Tribal Corporation under the terms of this Agreement or the Construction and Development Agreement (including, without limitation, all indemnification obligations hereunder);

               5.3.3  The claim seeks:

                      (a) some specific action, or discontinuance of some action, by the Nation, the Tribal Corporation or the Enterprise to bring the Nation or the Tribal Corporation into full compliance with the duties and obligations expressly assumed by the Nation or the Tribal Corporation under this Agreement or the Construction and Development Agreement; or

                      (b) money damages for noncompliance with the terms and provisions of this Agreement or the Construction and Development Agreement (including, without limitation, all indemnification obligations hereunder).

               5.3.4 The claim is made in a detailed written statement to the Nation or the Tribal Corporation, as applicable, stating the specific action or discontinuance of action by the Nation, the Tribal Corporation, or the Enterprise which would cure the alleged breach or non-performance, or the sum of money claimed to be due and owing from the Nation or the Tribal Corporation, as applicable, to the Consultant by reason of such specific breach or non-performance, and, except where the Consultant is seeking injunctive relief, the Nation or the Tribal Corporation shall have thirty (30) calendar days to cure such breach or non-performance or to make such payment before arbitration or judicial proceedings may be instituted.

          5.4  Time Period.  With respect to any claim authorized in this
               -----------
Section, initial judicial proceedings, as authorized herein, shall be commenced within the later of two (2) years after the claim accrues or one year after the claim is discovered, or such claim shall be forever barred. The waiver granted herein shall commence on the Execution Date and shall continue for two years following the expiration, termination, or cancellation of this Agreement or the Construction and Development Agreement (whichever is later), except that the waiver shall remain effective for any proceedings then pending, and all appeals therefrom.

          5.5  Recipient of Waiver.  The recipients of the benefit of this
               -------------------
waiver of sovereign immunity are limited to the Consultant, its successors and assigns, and any and all Persons covered by the indemnification provisions hereof.

          5.6  Federal Question.  The parties agree that any dispute raised
               ----------------
under the provisions of this Section 5 shall be resolved first pursuant to applicable federal law, and if no federal law applies, pursuant to the applicable laws of the State.

          5.7  Service of Process.  In any proceeding brought pursuant to this
               ------------------
Section 5, the Nation and the Tribal Corporation consent to service made in accordance with the notice provisions of Section 12.5 of this Agreement.

          5.8  Enforcement.  The Nation and the Tribal Corporation waive their
               -----------
respective sovereign immunity from a judgment or order consistent with the terms and provisions of this Section 5, which is final because either the time for appeal thereof has expired or the judgment or order is issued by a court having final appellate jurisdiction over the matter. The Nation and the Tribal Corporation consent to the jurisdiction of the United States District Court for the Eastern District of Washington and any court having appellate jurisdiction thereover, consistent with the terms and conditions of this Section 5. None of the parties shall object to the jurisdiction or venue of said federal court. Without in any way limiting the generality of the foregoing, the Nation and the Tribal Corporation expressly authorize any Governmental authorities who have the right and duty under Applicable Law to take any action authorized by any court, to take such action to give effect to any judgment entered against the Nation or the Tribal Corporation, including, without limitation, entering on to the Property, or any other lands within the Nation's jurisdiction, and the Facility to seize possession of any Collateral for the purpose of giving effect to any judgment entered against the Nation or the Tribal Corporation pursuant to this
Section 5.

          5.9  Assets Pledged to Satisfy Enforcement Proceedings.  The foregoing
               ------------------------------------- -----------
limited waiver of sovereign immunity is expressly conditioned on the parties' agreement, set forth herein, that the only assets, including property and funds, which shall be available, and which are thus specifically pledged and assigned hereby, to satisfy any enforcement proceedings or judgment in connection with this Agreement or the Construction and Development Agreement, shall be limited to the Collateral; provided, however, that any rights or interest which the Consultant may claim or acquire in and to such assets shall be subordinate to the security interests which the Nation or the Tribal Corporation grants under the Loan Documents.

          5.10 Limitation Upon Enforcement.  Except with respect to damages
               ---------------------------
arising under Section 12.1 of this Agreement awarded against the Tribal Corporation and/or the Enterprise, damages awarded against the Nation, the Tribal Corporation, or the Enterprise shall be satisfied solely from assets specified in Section 5.9, and shall not constitute a lien upon or be collectible from any other income or assets of the Nation or the Tribal Corporation, except with the written consent of the Nation or the Tribal Corporation.

          5.11 Expenses of Judicial Enforcement.  Except as ordered by a court
               --------------------------------
of competent jurisdiction and as set forth in Section 12.1 hereof, all parties shall bear their own costs, including attorneys' fees, in connection with any judicial proceedings authorized under this Agreement. The parties expressly agree that this provision shall survive the termination, for any reason, or expiration of this Agreement.

          5.12 Guaranty.  The Nation and the Tribal Corporation agree not to
               --------
revoke or limit, in whole or in part, the limited waiver of sovereign immunity of the Nation and the Tribal Corporation contained in this Section 5 or in any way attempt to revoke or limit, in whole or in part, such limited waiver of sovereign immunity. In the event of any such revocation or attempted revocation, the parties expressly recognize and agree that there remains no adequate remedy at law available to the Consultant or the Persons covered by the indemnification provisions hereof, and the Nation and the Tribal Corporation hereby consent to the entry of appropriate injunctive relief consistent with the terms and conditions of this Agreement, as may be granted by any court of competent jurisdiction.

     6.   Representations and Warranties of the Nation and the Tribal
          -----------------------------------------------------------
Corporation.  The Nation and the Tribal Corporation, as an inducement to
-----------
Consultant to enter into this Agreement, hereby represent, warrant and covenant that:

          6.1 The Nation is a federally recognized Indian tribe eligible for the special programs and services which the United States provides to Indians because of their status as Indians, and possessing sovereign powers of self-government.

          6.2 The Nation is the beneficial owner of the Property within its reservation in the State of Washington which is held in trust by the United States for the benefit of the Nation and over which it exercises governmental jurisdiction.

          6.3 Each of the Nation and the Tribal Corporation has the right, authority and power to establish the Enterprise in the Facility which shall be constructed on the Property for the purpose of engaging in Gaming.

          6.4 Each of the Nation and the Tribal Corporation has the full power, authority and authorization to execute, enter into, and perform this Agreement and the Construction and Development Agreement.

          6.5 Within five (5) business days following the Execution Date, the Nation and the Tribal Corporation shall submit the Transaction Documents, together with such other documents or instruments as may be required by law, to the BIA and the NIGC and shall use their respective best efforts to obtain written approval from such agencies, to the satisfaction of Consultant that (a) the Transactions Documents, either individually or taken together, do not constitute a "Management Contract," as such term is used in 25 U.S.C. (S) 2711, and (b) the Transaction Documents, either individually or collectively have been approved by the Secretary or do not require such approval.

          6.6 Provided any approvals required herein or under Applicable Law have been obtained, the Transaction Documents have been duly authorized, executed and delivered by the Nation and the Tribal Corporation and constitute legal, valid and binding obligations of the Nation and the Tribal Corporation, enforceable in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency or similar laws.

          6.7 Any resolution of the Tribal Corporation (on behalf of the Nation and the Tribal Corporation) approving and authorizing the execution of this Agreement and the Construction and Development Agreement was duly adopted at a meeting of the authorizing body at a duly called and convened meeting at which a quorum was present, and has not been repealed, modified or amended since its adoption. All necessary resolutions or other Tribal actions have been taken and are not subject to any reverse referendum or similar requirement or provision.

          6.8 The execution, delivery and performance of this Agreement and the Construction and Development Agreement will not (i) violate any law, rule, regulation or court order applicable to the Nation, the Tribal Corporation or the Property, (ii) result in the breach of or constitute a default under the Compact, any indenture or loan, credit or other agreement or instrument to which the Nation and/or the Tribal Corporation is a party or by which the Nation, the Tribal Corporation or the Property may be bound or affected, (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any properties or assets of the Nation and/or the Tribal Corporation, (iv) result in the acceleration of any obligation under the terms of such instrument or agreement to which the Nation and/or the Tribal Corporation is a party or to which the Property is subject, or (v) violate the IGRA or any other Applicable Law as to the Nation or the Tribal Corporation.

          6.9 There are no judgments filed or suits, actions or proceedings pending, or to the knowledge of the Nation or the Tribal Corporation, threatened against or affecting the Nation, the Tribal Corporation, or the Property by any Court, arbitrator, administrative agency or other governmental authority which, if adversely determined, would materially and adversely affect the construction, development or operation of the Enterprise contemplated in the Transaction Documents.

          6.10 No consent, approval or authorization of or permit or license from or registration with or notice to any federal or state regulatory authority, the BIA or any third party is required in connection with the making or performance of this Agreement or the Construction and Development Agreement or any document or instrument related hereto or thereto, or, if so required, such consent, approval, authorization, permit or license has been requested and/or obtained or will be requested within five (5) business days of the Execution Date or such registration has been made or notice has been given or such other appropriate action has been taken on or prior to the date of such making or performance.

          6.11 Neither the Nation nor the Tribal Corporation is in default of a material provision under any material agreement, instrument, decree or order to which it is a party or to which it, the Property, the Facility or the Enterprise are bound or affected.

          6.12 The conduct and operation of the Enterprise by the Tribal Corporation is not subject to registration with, notification to, or regulation, licensing, franchising, consent or approval by any state or federal Governmental authority or administrative agency, except (i) general laws and regulations which are not related or applicable particularly or uniquely to the type of business conducted by the Nation, which do not materially restrict or limit the business of the Nation, and with which the Nation is in substantial compliance and (ii) laws and regulations promulgated by or associated with the BIA, the NIGC or any State law or agency with jurisdiction over gaming activities under the Compact, including the Washington State Gaming Commission and the laws of the United States and the State of Washington, all of which have been obtained or will be applied for in accordance with the terms hereof.

          6.13 The Property and the Facility are in compliance with applicable provisions of any specific or general plan and all zoning, subdivision, environmental and health and safety rules, regulations, ordinances, directives and statutes applicable to the Property and the Facility, its occupancy or use; all restrictive covenants, zoning and subdivision ordinances and building laws and other applicable governmental laws, ordinances and lawful requirements applicable to the Property and the Facility have been complied with in all material respects; and no order, notice, complaint, report, or warning from any Governmental agency has been or will be received by or communicated to Nation, its agents, assigns, tenants, subcontractors, or any other person acting for Nation, regarding the Property and the Facility, its occupancy or use that has not been or will not be promptly communicated and delivered to Consultant.

     7.   Representations and Warranties of Consultant.  Consultant, as an
          --------------------------------------------
inducement to the Nation and the Tribal Corporation to enter into this Agreement, hereby represents, warrants and covenants that:

          7.1 Consultant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is licensed, or prior to the Commencement Date, shall be licensed, to conduct business in the State of Washington, as contemplated herein.

          7.2 Prior to rendering any services hereunder Consultant and any current Affiliate, officer, director, employee or others connected therewith, as may be required by Applicable Law, shall have applied for and been granted a license or other permission as may be required from the Tribal Gaming Commission, the Washington State Gambling Commission, and any other governmental agency required by Applicable Law, in order to provide the services contemplated herein or in any other Transaction Document. Consultant agrees to promptly apply for such licenses and permissions as soon as possible following the Execution Date of this Agreement, shall cooperate fully with and expeditiously to all requests of any such agency to provide any information required to approve such licensing or other approval. All fees connected with such licensing and approval under this or any other Transactional Document shall be the sole responsibility of Consultant and shall not be subject to repayment or reimbursement. Consultant warrants and represents that it knows of no information that would reasonably be expected to prevent it from obtaining such licenses or approvals. The failure to obtain such licenses or approvals within a reasonable period of time shall be cause, at Consultant's or Tribal

Corporation's discretion, to terminate the Transaction Documents, including but not limited to this Consulting Agreement, and shall relieve Tribal Corporation of any obligations, if any, to Consultant under such documents, except as otherwise provided therein.

          7.3 The execution, delivery and performance of the Transaction Documents have been duly authorized by Consultant and such documents are valid and binding obligations of Consultant in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency or similar laws.

          7.4 To the extent relevant under Applicable Law, and to the best of Consultant's knowledge, neither Consultant nor any current Affiliate, officer, director or present key employee thereof has ever had an application for a gaming license rejected, or because of its or their own background caused the application for a gaming license for another to be rejected, nor has any gaming-related license which has been issued to any of such entities or persons ever been suspended or revoked.

          7.5 To the extent relevant under Applicable Law, and to the best of Consultant's knowledge, neither Consultant nor any current Affiliate, officer, director, agent, representative or present key employee thereof has ever been convicted of a felony or a gaming-related misdemeanor.

          7.6 Any information Consultant receives, whether directly or through an agent, employee, or representative, or through any consultant or other contractor it may retain which concerns the financial, marketing or other affairs of the Nation, the Tribal Corporation or the Enterprise which are not available to the general public, shall be treated as the Nation's and/or the Tribal Corporation's trade secrets, and shall be kept by Consultant in full confidence and not disclosed to any other person, firm or organization without the Nation's or the Tribal Corporation's written consent.

     8.   Term of Agreement.  The rights and obligations of the parties
          -----------------
hereunder shall commence as of the Execution Date and shall continue for a period of seven (7) years from the Effective Date, unless (i) earlier terminated in accordance with the terms of this Agreement or (ii) extended by the mutual consent of the parties or in accordance with the terms of this Agreement (the "Term"). If the Effective Date has not occurred on or before August 1, 1998, this Agreement shall terminate and be of no further force and effect.

     9.   Dispute Resolution.  Whenever during the term of this Agreement or the
          ------------------
Construction and Development Agreement, any disagreement or dispute arises between the parties as to the interpretation of this Agreement, or the Construction and Development Agreement, or any rights or obligations arising thereunder, including the inability of the Representatives to reach a decision required under this Agreement, such matters shall be resolved whenever possible by meeting and conferring of the parties. Either party may request such a meeting by giving notice to the other, in which case such other party shall make itself available within seven (7) days thereafter.

          9.1  Arbitration Required.  With the exception of (i) disputes
               --------------------
involving the Nation's or the Tribal Corporation's attempt to rescind or in any way restrict the limited waiver of sovereign immunity contained in Section 5 of this Agreement, (ii) claims for injunctive relief, and (iii) disputes arising under the Ground Lease, the Sublease and/or the

Loan Documents (or the provisions of this Agreement or the Construction and Development Agreement which cross-default this Agreement and the Construction and Development Agreement therewith), any claim, controversy or dispute arising out of or relating to this Agreement or the Construction and Development Agreement, or any alleged breach of any provisions hereunder and thereunder that cannot be resolved under the provisions of the preceding section shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission subject to the provisions of this Section.

          9.2  Place of Arbitration.  Unless the parties hereto otherwise agree
               --------------------
in writing prior to the submission of such claim, controversy or dispute to arbitration, arbitration proceedings under this section shall be held on the Yakama Reservation, or at such other location as the parties may agree.

          9.3  Selection of Arbitrators.  Either party may, at any time prior to
               ------------------------
the selection of an arbitrator or arbitrators, require that the arbitrator or arbitrators selected be an attorney or attorneys licensed to practice law in the State of Washington or in the United States District Court for the Eastern District of Washington.

          9.4 Unless the parties hereto otherwise agree in writing, any matter to be arbitrated shall be submitted to a panel of three arbitrators. If such a panel is to be selected, within ten (10) days after commencement of the proceedings, one arbitrator shall be designated by the Tribal Corporation, one arbitrator shall be designated by the Consultant, and within ten (10) days thereafter, the third arbitrator shall be designated by the two arbitrators designated by the parties hereto. If either party fails or refuses to appoint an arbitrator, the arbitrator appointed by the other party shall designate the other two (2) arbitrators.

          9.5  Award and Orders.  The arbitration award shall be in writing
               ----------------
signed by each of the arbitrators, and shall state the basis for the award. In rendering its award, the arbitration panel shall not alter or otherwise modify the provisions of this Agreement. Awards shall only be satisfied in accordance with, and subject to the limitations under, Section 5.

     10.  Termination and Suspension.  This Agreement shall be terminated or
          --------------------------
suspended, as applicable, as follows:

          10.1 Mutual Consent.  This Agreement may be terminated at any time
               --------------
upon the mutual written consent of the parties.

          10.2 Material Breach.  Either party may terminate this Agreement if
               ---------------
the other commits or allows to be committed any uncured material breach of this Agreement. A material breach of the Agreement shall include, but not be limited to (i) failure by the other party to perform any duty or obligation hereunder for any twenty (20) consecutive days, or any twenty (20) days out of thirty (30) consecutive days, (ii) failure by the Tribal Corporation to make payments of any money due under this Agreement, (iii) any representation, warranty or statement made herein which proves to have been knowingly false or knowingly erroneous or misleading in any material respect when made, (iv) any representation, warranty or statement ceases to be true and correct, (v) any other grounds identified in this Agreement as cause for termination, and (vi) any other breach which is finally adjudicated to be a material breach of this Agreement. Notwithstanding any other term or provision of this Agreement, neither party may terminate the Agreement under this provision unless such party has provided written notice to the other party of its intention to terminate the Agreement and the defaulting party thereafter fails to cure the claimed material breach within thirty (30) days of receipt of such notice, except in the case of a failure to make payment of any money due under this Agreement, in which case the time to cure shall be seven (7) calendar days. The discontinuance or cure of the claimed material breach shall constitute a cure thereof. Any and all disagreements or disputes concerning either party's right to terminate this Agreement pursuant to this Section shall be resolved pursuant to the dispute resolution mechanisms contained in the Construction and Development Agreement.

          10.3 Termination by Tribal Corporation for Cause.  Notwithstanding
               -------------------------------------------
anything herein to the contrary, the Tribal Corporation may terminate this Agreement immediately in the event that Consultant (i) is convicted of a felony under the laws of the United States or any State therein or of any offense relating to organized crime, (ii) is prohibited, by the State or any other regulatory body having jurisdiction over Gaming in the State, from participation in Gaming, or (iii) has any gaming license, right to participate in gaming, or registration, from any Federal, State or Tribal gaming regulatory agency revoked.

          10.4 Termination by Consultant.  Consultant may terminate this
               -------------------------
Agreement in the event that the Nation and/or the Tribal Corporation breach or are in default under any of the Loan Documents or the Transaction Documents and such default is not cured within the applicable cure period.

          10.5 Suspension by Tribal Corporation.  In the event any gaming
               --------------------------------
license of Consultant is suspended by any Federal, State or Tribal gaming regulatory agency, Consultant's rights and obligations may, at Tribal Corporation's option, be suspended for a like period. Such suspension period shall not extend the term of this Agreement.

          10.6 Suspension by Consultant.  Consultant may suspend the performance
               ------------------------
of its duties hereunder in accordance with Section 0 hereof.

          10.7 Force Majeure.  It is the present understanding and intention of
               -------------
the parties that Consultant's performance of the obligations it has agreed to assume hereunder shall comply with Applicable Laws. If, during the term of this Agreement, the Enterprise, any material aspect of Gaming, or any material aspect of the Compact, is determined by the Congress of the United States, a final order of any agency of the United States, or a court of competent jurisdiction, to be unlawful under any Applicable Law as a matter of general law and not due to any act or omission of any party, the obligations of the parties hereto shall cease and this Agreement shall be of no further force and effect, provided that Consultant shall retain all monies previously paid to it pursuant to this Agreement to the extent permitted by Applicable Law.

     11.  Assignment.  Consultant acknowledges that the services to be provided
          ----------
hereunder are unique to Consultant, based on Consultant's expertise, and depend on a personal working relationship between the Tribal Corporation and Consultant. Consultant therefore may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Tribal Corporation.

     12.  General Provisions.
          ------------------

          12.1  Indemnification.
                ---------------

          12.1.1  Indemnification by Nation and Tribal Corporation.  The Nation
                  ------------------------------------------------
and the Tribal Corporation agree to indemnify and hold harmless the Consultant, its directors, officers, agents and employees, against any and all claims of or losses, damages or liability to third parties to which the Consultant, its directors, officers, agents and employees, may become subject under any law in connection with the carrying out of the transactions contemplated by this Agreement or the Construction and Development Agreement, or the conduct of any activity on the Property (other than as a result of gross negligence or willful misconduct of any such party), and to reimburse the Consultant, its directors, officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees) incurred by the Consultant, its directors, officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. The Consultant agrees, at the request and reasonable expense of the Nation and the Tribal Corporation, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to the Consultant. The Nation and the Tribal Corporation further release and agree to hold harmless the Consultant, its directors, officers, agents and employees, from any claims of or losses, damages or liability to third parties arising out of any covenant, representation or warranty of the Nation or the Tribal Corporation contained in this Agreement, the documents related hereto or the Construction and Development Agreement. The provisions of this Section shall survive the termination of this Agreement or the Construction and Development Agreement.

          12.1.2  Indemnification by Consultant.  Consultant agrees to indemnify
                  -----------------------------
and hold harmless the Nation and the Tribal Corporation, and each of their respective directors, officers, agents and employees, against any and all claims of or losses, damages or liability to third parties to which the Nation and the Tribal Corporation, and each of their respective directors, officers, agents and employees, may become subject under any law as a result of the gross negligence or willful misconduct of the directors, officers, agents or employees of the Consultant, and to reimburse the Nation and the Tribal Corporation, and each of their respective directors, officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees) incurred by the Nation and the Tribal Corporation, and each of their respective directors, officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. The Nation and the Tribal Corporation each agree, at the request and reasonable expense of the Consultant, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to the Nation and the Tribal Corporation. Consultant further releases and agrees to hold harmless the Nation and the Tribal Corporation, and each of their respective directors, officers, agents and employees, from any claims of or losses, damages or liability to third parties arising out of any covenant, representation or warranty of the Consultant contained in this Agreement, the documents related hereto or the Construction and Development Agreement. The provisions of this Section shall survive the termination of this Agreement or the Construction and Development Agreement.

          12.1.3  Rights of Persons Covered.  The Persons covered by the
                  -------------------------
indemnification provisions hereof shall be third party beneficiaries of this Agreement and shall have the right, subject to the provisions of this Agreement, to enforce such indemnification provisions.

          12.2  Survival of Representations.  All representations and warranties
                ---------------------------
made herein shall survive the execution of this Agreement.

          12.3  Captions.  The captions in this Agreement are inserted for
                --------
convenience of reference only; they are not part of this Agreement and shall not affect its interpretation.

          12.4  Approvals.  When approval by any party is required hereunder,
                ---------
such approval will not be unreasonably withheld or delayed.

          12.5  Notices.  Any notice required to be given pursuant to this
                -------
Agreement shall be delivered by overnight courier or U.S. Express Mail with notice deemed effective on the later of the first business day after deposit or the day on which the courier confirms delivery, addressed as follows:

     (a)  If to the Tribal Corporation:

          YAKAMA TRIBAL GAMING CORPORATION
          c/o The Confederated Tribes and
          Bands of the Yakama Indian Nation
          P.O. Box 151
          Toppenish, Washington 98948

     With simultaneous copies to:

          The Confederated Tribes and
          Bands of the Yakama Indian Nation
          P.O. Box 151
          Toppenish, Washington 98948
          Attn:  Chairperson, Tribal Council

               and:

          Levine & Associates
          2049 Century Park East, Suite 710
          Los Angeles, CA 90017
          Attn:  Jerome Levine, Esq.

     (b)  If to Consultant:

          c/o Hollywood Park, Inc.
          1050 South Prairie Avenue
          Inglewood, CA 90301
          Attn:  Chief Financial Officer

     With simultaneous copies to:

          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, CA 90067
          Attn:  Alvin Segel, Esq.

or to such other address(es) as the parties provide to each other in writing.

          12.6  Construction.  This Agreement shall be governed first by federal
                ------------
law, if applicable, then by the laws of the State of Washington. Nothing in this Agreement will be construed to constitute Consultant as a joint venturer with the Tribal Corporation or to constitute a partnership between Consultant and Tribal Corporation. The descriptive headings of the Sections of this Agreement are for convenience only and are not to be used in the construction of the substance of this Agreement. The Parties hereto have been represented by counsel in the negotiation of the terms hereof and no provision should be construed against any party as the drafter thereof. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.

          12.7  Binding Effect.  This Agreement shall be binding upon and inure
                --------------
to the benefit of and be enforceable by the successors and assigns as permitted herein.

          12.8  Entire Agreement.  This Agreement and the Construction and
                ----------------
Development Agreement constitute the entire agreement between the Tribal Corporation and Consultant concerning the subject matter hereof and supercede any and all prior agreements, whether written or oral (including, without limitation the MOU). This Agreement may not be modified except as provided herein, and no amendments hereto shall be valid unless in writing and executed by the parties hereto.

          12.9  Severability.  If any part, term or provision of this Agreement
                ------------
is invalid, unenforceable, illegal, or in conflict with any federal, state or local laws, such part, term or provision shall be considered severable from the rest of this Agreement and the remaining portions of this Agreement shall not be thereby affected or impaired and this Agreement shall be construed and enforced as if this Agreement did not contain such part, term or provision.

          12.10  Incorporation By Reference.  The parties hereby incorporate
                 --------------------------
into this Agreement by this reference Section 15 of the Construction and Development Agreement as if set forth in full herein.

     IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers and agents caused this Agreement to be executed on the day and year first written above.

                         YAKAMA TRIBAL GAMING CORPORATION,
                         a tribal corporation established under the laws of THE CONFEDERATED TRIBES AND BANDS OF THE YAKAMA NATION


                         By: /s/ Ross K. Sockzehigh
                             ------------------------------
                         Name: Ross K. Sockzehigh
                         Title: Chairman of the Board


                         HP YAKAMA CONSULTING, INC.,
                         a Delaware corporation


                         By: /s/ Bruce Rimbo
                             -------------------------------
                         Name: Bruce Rimbo
                         Title: Vice President and Secretary


The undersigned hereby agrees to be
bound by the terms and provisions of
Sections 5, 6, 9 and 12 hereof.

CONFEDERATED TRIBES AND BANDS OF
THE YAKAMA INDIANS,
a federally-recognized Indian Tribe



By: /s/ Ross K. Sockzehigh
    ----------------------
Name: Ross K. Sockzehigh
Title: Chairman

                                   EXHIBIT A

                             MASTER DEFINITION LIST

                                   EXHIBIT B

                            SCHEDULE OF DELIVERABLES

                                      -17-